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                                                                     Exhibit 5.1

                               OPINION OF COUNSEL

We are of the opinion that all of the outstanding shares of common stock of Planet Technologies, Inc., to be registered by this Registration Statement are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to this Amendment to the Registration Statement and the use of our name wherever it appears in the Registration Statement.

/s/ BLANCHARD, KRASNER & FRENCH

La Jolla, California
January 31, 2005